For Immediate Release

Contact:
Jiangbo Pharmaceuticals, Inc.	CCG Investor Relations
Ms. Elsa Sung, CFO	Mr. Crocker Coulson, President
Phone: (954) 903-9378 ext. 2	Phone: (646) 213-1915
E-mail:elsasung@jiangbo.com	E-mail: crocker.coulson@ccgir.com
http://www.jiangbopharma.com	http://www.ccgirasia.com

Jiangbo Pharmaceuticals Announces First Quarter Fiscal Year 2011 Results

Laiyang, China, November 16, 2010 – Jiangbo Pharmaceuticals, Inc. (Nasdaq: JGBO) (“Jiangbo” or the “Company”), a pharmaceutical company with its principal operations in the People's Republic of China, today announced financial results for its first quarter ended September 30, 2010.

First Quarter Fiscal Year 2011 Highlights:

•	Revenues increased 13.5% year-over-year to $27.7 million

•	Gross profit was $20.0 million, up 10.4% from the comparable period in fiscal 2010

•	Operating income increased 14.8% year-over-year to $14.6 million

•	Net income increased 436.3% to $10.6 million, or $0.29 per fully diluted share

•
Non-GAAP adjusted net income was $10.1 million, or $0.67 per fully diluted share, for the three months ended September 30, 2010, up 14.0% from non-GAAP adjusted net income of $8.9 million, or $0.60 per fully diluted share, for the quarter ended September 30, 2009

•	Jiangbo started the production and sale of Felodipine sustained release tablets

•	Cash and equivalents as of September 30, 2010 totaled $123.9 million

“We are pleased with this quarter’s year-over-year revenue growth, which was driven by increased sales of our top three products, Clarithromycin, Itopride Hydrochloride, and Radix Isatidis dispersible tablets,” said Mr. Linxian Jin, Jiangbo’s Chief Executive Officer. “We also are excited about the early performance of our Felodipine sustained release tablets, which we officially launched during the first quarter. We believe that this new drug, along with the anticipated production of several traditional Chinese medicines at our Hongrui facility, will begin to contribute meaningfully to revenue as we head into 2011.”

First Quarter Fiscal Year 2011 Results

Total revenue increased 13.5% year-over-year to $27.7 million from $24.4 million. The Company generated revenue from six drugs during the quarter ended September 30, 2010, with Clarithromycin sustained release tablets accounting for 42.6% of total sales, Itopride Hydrochloride granules 24.0%, Radix Isatidis dispersible tablets 15.7%, Baobaole chewable tablets 15.7% and Felodipine sustained release tablets and Paracetamol tablets accounting for 2.0% in total sales during the quarter. The overall increase in revenue for the three months ended September 30, 2010, as compared to the year ago quarter, was primarily attributable to increased sales volumes of Clarithromycin, Itopride and Radix Isatidis, which was partially offset by a decrease in sales generated from Baobaole chewable tablets.

Gross profit increased 10.4% to $20.0 million, from $18.1 million in the comparable period of fiscal year 2010. Gross margin decreased to 72.3% from 74.3% in the year ago quarter, mainly reflecting higher raw material costs for Radix Isatidis.

Selling, general and administrative expenses increased 3.3% to $4.5 million from $4.3 million in the same period of fiscal year 2010, primarily due to higher marketing and promotional expenditures in an effort to boost sales in fiscal year 2011.

Operating income increased 14.8% to $14.6 million, as compared to $12.7 million in the same period of fiscal year 2010. Operating margin as a percentage of revenue increased to 52.6% from 52.0% in the same period of fiscal year 2010.

Other expenses, comprised primarily of financial expenses, change in fair value of derivative liabilities and other non-operating expenses (income), were $0.2 million for the three months ended September 30, 2010, as compared to $7.4 million for the three months ended September 30, 2009.  The decrease in other expenses in fiscal first quarter 2011 was primarily due to a $7.5 million gain in change in fair value of derivative liabilities, compared to a corresponding $4.8 million loss in the same period in fiscal 2009, partially offset by a $4.7 million increase in the debt discount amortization expense and financing interest and penalty expenses related to the Company’s financings in November 2007 and May 2008.

The provision for income taxes was $3.8 million in the first quarter of fiscal year 2010, compared to $3.3 million for the three months ended September 30, 2009.

Net income increased 436.3% to $10.6 million, or $0.29 per diluted share, from $2.0 million in the prior year’s comparable period.

Excluding the impact of an unrealized gain on investments of $2,874, a gain in fair value of derivative liabilities of $7.5 million, and amortization of debt discount and issuance costs related to convertible debentures of $7.0 million, non-GAAP adjusted net income for the first quarter of fiscal year 2011 was $10.1 million, or $0.83 per basic share, as compared to $8.9 million, or $0.85 per basic share, in the first quarter of fiscal year 2010.  Non GAAP adjusted fully diluted earnings per share were $0.67, as compared to $0.60 in the first quarter of fiscal year 2010. (For a reconciliation of adjusted non-GAAP net income and basic and diluted earnings per share with their nearest GAAP equivalents, please see the table at the end of this press release.)

Financial Condition

As of September 30, 2010, the Company had $123.9 million in cash, as compared to $108.6 million at the end of fiscal year 2010. Working capital was $111.1 million, compared to $88.5 million as of June 30, 2010.  Shareholders’ equity was $157.7 million, as compared to $134.5 million at the end of fiscal year 2010.

The Company generated $13.6 million in cash flow from operating activities during the three months ended September 30, 2010.  Net cash flow used in investing activities was $0.2 million.

Due to restrictions on the Company’s ability to transfer cash out of the PRC, the Company has been delinquent in the payment of interest on its November 2007 Debentures and May 2008 Notes. Management has been in close discussions with holders of the November 2007 Debentures and May 2008 Notes in order to reach a resolution to this issue in the near-term.

Recent Development

The Company completed the renovation of its Hongrui factory in September 2010 and passed the examination by Shandong Food and Drug Administration. The Company has applied for the license of Good Manufacturing Practice (“GMP”). The Company expects to receive the GMP license by December 2010 and plans to re-launch several of the traditional Chinese medicines it acquired in the February 2009 Hongrui acquisition immediately upon receipt of the GMP license.

Business Outlook and Guidance

While Clarithromycin sustained-release tablets, Itopride Hydrochloride granules and Baobaole chewable tablets have reached mature stages in their product lifecycles, the Company believes that its total current sales levels can be maintained in fiscal year 2011.

Management continues to estimate that the portfolio of TCM drugs to be manufactured at Hongrui will generate revenues of $7 million to $15 million during the first year of production, beginning in the second quarter of fiscal year 2011. Felodipine is expected to generate revenues of $8 million to $12 million during the first twelve months after its launch, which took place this quarter.

Therefore, based on its current outlook, the Company reaffirms guidance for fiscal year 2011 of revenues between $94 million and $96 million and net income, excluding the impact from change in fair value of derivative liabilities and expenses related to the Company’s convertible debentures, between $29 million and $31 million.

“We ended the quarter with over $123 million in cash and are evaluating ways to deploy our capital to enhance the growth and profitability of our product portfolio and improve our strategic positioning within China’s rapidly growing pharmaceutical industry. In particular, we are targeting strategic acquisitions that will strengthen our market position and vertically integrate our operations,” concluded Mr. Jin.

Conference Call

The management of Jiangbo Pharmaceuticals, Inc. will host a conference call at 10:00 a.m. Eastern Standard Time on Tuesday, November 16, 2010 to discuss financial results for the first quarter fiscal 2011 ended September 30, 2010. The conference call will be hosted by Mr. Linxian Jin, CEO, and Ms. Elsa Sung, CFO, of Jiangbo. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 815-0215.  International callers should dial (706) 758-5465. The Conference ID for this call is 24282922. If you are unable to participate on the live call, a replay will be available for 14 days starting on Tuesday, November 16, 2010 at 11:00 a.m. Eastern Standard Time. To access the replay, dial (800) 642-1687, international callers dial (706) 645-9291. The Conference ID is 24282922.

Use of Non-GAAP Financial Information

This press release includes certain financial information, adjusted net income and adjusted fully diluted earnings per share, which are not presented in accordance with GAAP. Adjusted net income was derived by taking net income and adjusting it with a loss from discontinued operations, unrealized losses on trading securities and non-cash amortization of debt discount and debt issuance costs related to convertible securities. The Company's management believes that these non-GAAP measures provide investors with a better understanding of the Company’s historical results from its core business operations. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which is adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information provided by the Company may also differ from non-GAAP information provided by other companies.  A table below provides a reconciliation of the non-GAAP financial information to the nearest GAAP measure.

About Jiangbo Pharmaceuticals, Inc.

Jiangbo Pharmaceuticals is engaged in the research, development, production, marketing and sales of pharmaceutical products in China. The Company’s operations are located in Eastern China in an Economic Development Zone in Laiyang City, Shandong Province. Jiangbo produces both western and Chinese herbal-based medical drugs in tablet, capsule, granule, syrup and electuary (sticky syrup) form. For additional information, please visit the Company’s website (www.jiangbopharma.com).

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company’s ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

- Financial Statements Follow -

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY GENESIS PHARMACEUTICALS ENTERPRISES, INC.)
RECONCILIATION OF NON-GAAP NET INCOME
(Unaudited)

	For the Three Months Ended
	September 30,
	2010	2009

Net Income	$10,574,688	$1,972,054
Loss from discontinued operations	-	77,208
Unrealized loss (gain) on investments	(2,874)	(251,004)
Loss (gain) in fair value of derivative liabilities	(7,454,352)	4,821,093
Amortization of debt issuance costs related to convertible debentures	234,732	187,785
Amortization of debt discount	6,777,136	2,080,868

Adjusted Net Income	$10,129,330	$8,888,004

Basic Weighted Average Number of Shares	12,238,356	10,502,527
Adjusted Basic Earnings per Share	$0.83	$0.85

Diluted Weighted Average Number of Shares**	15,061,969	14,837,527
Adjusted Diluted Earnings per Share	$0.67	$0.60

** Including outstanding options and warrants using treasury method of calculation plus the number of shares if converted from the convertible debt

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 AND JUNE 30, 2010

	September 30,	June 30,
	2010	2010
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$123,892,650	$108,616,735
Restricted cash	14,135,797	11,135,880
Investments	171,732	168,858
Accounts receivable, net of allowance for doubtful accounts of $1,271,473 and $1,343,421 as of September 30, 2010 and June 30, 2010, respectively	31,404,925	33,195,201
Inventories	2,401,208	2,200,614
Other receivables	39,686	13,241
Other receivable - related parties	82,335	324,060
Advances to suppliers	476,743	260,688
Financing costs	200,902	435,634
Total current assets	172,805,978	156,350,911

PLANT AND EQUIPMENT, net	13,615,209	13,284,312

OTHER ASSETS:
Long term prepayments	218,867	110,725
Intangible assets, net	32,730,814	32,594,326
Total other assets	32,949,681	32,705,051

Total assets	$219,370,868	$202,340,274

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,572,511	$4,113,219
Short term bank loans	2,245,500	2,209,500
Notes payable	14,135,797	11,135,880
Other payables	4,086,838	3,888,034
Other payables - related parties	240,270	255,595
Accrued liabilities	5,658,375	4,899,829
Taxes payable	5,942,962	6,259,271
Refundable security deposits due to distributors	3,892,200	3,829,800
Liabilities assumed from reorganization	524,614	524,614
Derivative liabilities	8,903,500	18,497,227
Convertible debt, net of discount $6,892,616 and $13,669,752 as of September 30, 2010 and June 30, 2010, respectively	11,487,384	12,210,248
Total current liabilities	61,689,951	67,823,217

Total liabilities	61,689,951	67,823,217

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Convertible preferred stock Series A ($0.001 par value; 20,000,000 shares authorized as of
September 30, 2010 and June 30, 2010, 0 shares issued and outstanding as of
September 30, 2010 and June 30, 2010)	-	-
Common stock ($0.001 par value, 22,500,000 shares authorized, 12,644,002 and 11,701,802 shares issued and outstanding as of September 30, 2010 and June 30, 2010, respectively)	12,644	11,702
Additional paid-in capital	40,523,508	30,846,915
Capital contribution receivable	(11,000)	(11,000)
Retained earnings	103,372,547	92,797,859
Statutory reserves	3,253,878	3,253,878
Accumulated other comprehensive income	10,529,340	7,617,703
Total shareholders' equity	157,680,917	134,517,057
Total liabilities and shareholders' equity	$219,370,868	$202,340,274

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS  ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	For the Three Months Ended
	September 30,
	2010	2009

REVENUES:
Sales	$27,669,622	$24,384,054

Total revenues	27,669,622	24,384,054

COST OF SALES
Cost of sales	7,661,422	6,260,399

Total cost of sales	7,661,422	6,260,399

GROSS PROFIT	20,008,200	18,123,655

RESEARCH AND DEVELOPMENT EXPENSE	961,350	1,099,575

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,486,933	4,341,806

INCOME FROM OPERATIONS	14,559,917	12,682,274

OTHER (INCOME) EXPENSE:
Change in fair value of derivative liabilities	(7,454,351)	4,821,093
Other income - related parties	(81,345)	(80,636)
Non-operating (income) expense, net	1,342	(152,414)
Interest expense, net	7,764,270	2,757,178
Loss from discontinued operations	-	77,208
Total other expense, net	229,916	7,422,429

INCOME BEFORE PROVISION FOR INCOME TAXES	14,330,001	5,259,845

PROVISION FOR INCOME TAXES	3,755,313	3,287,791

NET INCOME	10,574,688	1,972,054

OTHER COMPREHENSIVE INCOME:
Unrealized holding gain (loss)	-	23,544
Foreign currency translation adjustment	2,911,637	152,180

COMPREHENSIVE INCOME	$13,486,325	$2,147,778

BASIC WEIGHTED AVERAGE NUMBER OF SHARES	12,238,356	10,502,527

BASIC EARNINGS PER SHARE	$0.86	$0.19

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	15,061,969	14,837,527

DILUTED EARNINGS (LOSS) PER SHARE	$0.29	$(1.68)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHES ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,574,688	$1,972,054
Loss from discontinued operations	-	77,208
Income from continued operations	10,574,688	2,049,262
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	209,105	196,353
Amortization of intangible assets	389,836	401,533
Amortization of debt issuance costs	234,732	187,785
Amortization of debt discount	6,777,136	2,080,868
Loss from issuance of shares in lieu of cash interest payment	-	317,124
Bad debt (recovery) expense	(92,708)	127,073
Realized gain on sale of marketable securities	-	(19,065)
Unrealized gain on investments	(2,874)	(251,004)
Common stock issued for services	38,160	-
Amortization of stock option compensation -		87,400
Change in fair value of derivative liabilities	(7,454,351)	4,821,093
Changes in operating assets and liabilities
Accounts receivable	2,395,814	6,978,550
Accounts receivable - related parties	-	(80,636)
Inventories	(162,757)	518,912
Other receivables	(25,930)	(133,676)
Other receivables- related parties	244,035	-
Advances to suppliers	(209,410)	(132,555)
Accounts payable	391,004	(2,250,601)
Other payables	(129,435)	523,435
Other payables - related parties	31,545	45,400
Accrued liabilities	764,280	(410,403)
Liabilities assumed from reorganization	-	(33,036)
Taxes payable	(413,102)	2,861,529
Net cash provided by operating activities	13,559,768	17,885,341

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investments	-	498,353
Purchase of equipment	(107,726)	(37,280)
Prepayments for equipments	(105,060)
Net cash used in investing activities	(212,786)	461,073

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	(2,784,587)	(7,213,212)
Proceeds from notes payable	7,458,227	7,653,042
Principal payments on notes payable	(4,673,640)	(439,830)
Net cash provided by (used in) financing activities	-	-

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	1,928,933	152,936

NET INCREASE IN CASH	15,275,915	18,499,350

CASH, beginning of the year	108,616,735	104,366,117

CASH, end of the year	$123,892,650	$122,865,467

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$36,126	$390,861
Cash paid for income taxes	$3,953,233	$1,289,849
Non-cash investing and financing activities:
Fixed asset added but not paid	$214,455	$-
Common stock issued for interest payment	$-	$667,500
Common stock issued for convertible notes conversion	$7,500,000	$500,000
Derivative liability reclassified to equity upon conversion	$2,139,375	$369,324

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